EXHIBIT 23.1



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                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of United Cannabis Corporation on Form S-8 whereby the Company proposes to sell up to 700,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                                 Very Truly Yours,

                                 HART & HART LLC



                                 By  /s/ William T. Hart

                                     William T. Hart


Denver, Colorado
October 25, 2016